Exhibit 99.1

PRESS RELEASE February 10, 2017	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Record 4th Quarter Revenue

and Full Financial Results for

4th Quarter and Fiscal Year 2016

RIVER FALLS, Wis., February 10, 2017 - Sajan, Inc. (NASDAQ: SAJA), a leading provider of global language services and translation management system technology, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2016.

Revenues were a record $7,657,000 for the quarter ended December 31, 2016 compared to $7,496,000 in the fourth quarter of 2015. The Company reported a net loss for the quarter ended December 31, 2016 of ($165,000) including $259,000 of non-recurring restructuring costs, compared to net income of $263,000 for the quarter ended December 31, 2015. Adjusted EBITDA was $290,000 for the quarter ended December 31, 2016 compared to $515,000 for the quarter ended December 31, 2015. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

Revenues for the fiscal year ended December 31, 2016 were $29,219,000 compared to $29,688,000 in the same period of 2015. Net loss for the fiscal year ended December 31, 2016 was ($553,000) including $259,000 of non-recurring restructuring costs, compared to net income of $142,000 for the same period of 2015. Adjusted EBITDA was $561,000 in 2016 compared to $1,386,000 in 2015. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

Shannon Zimmerman, CEO of Sajan, commented on the Company’s 4th quarter results: “I am pleased with our record performance and continued revenue growth in the 4th quarter. Our largest clients were the main contributors as we saw our top 20 accounts comprise 74% of our 4th quarter revenue. We also took a major step in improving our profitability outlook for 2017 in November by restructuring our business. The actions taken impacted operations, sales and marketing, research and development and administrative areas of the Company. Although painful, we expect our actions to save the Company approximately $1,200,000 of annual compensation costs while not impacting our ability to achieve our long term revenue growth objectives”.

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended December 31,		Years ended December 31,
EBITDA	2016	2015	2016	2015
Net (loss) income	$(165)	$263	$(553)	$142
Interest expense	4	3	18	49
Income taxes	-	-	7	13
Restructuring costs	259	-	259	-
Depreciation and amortization	133	175	556	887
Stock-based compensation	59	74	274	296
Adjusted EBITDA	$290	$515	$561	$1,387

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, restructuring costs, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

Sajan's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on February 10, 2017. Sajan invites all those interested to join the call by dialing (888) 469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on February 17, 2017 by dialing (800) 925-0843.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. Sajan’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, its press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect Sajan’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Our forward-looking statements in this press release generally relate to: our expectations regarding the effects of our cost saving measures on expenses, revenue, and profitability. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in Sajan’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 16, 2016 under the heading “Item 1A. Risk Factors.” Sajan does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                  Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
Amounts in thousands except per share data

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Revenues	$7,657	$7,496	$29,219	$29,688
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	4,847	4,671	18,603	18,269
Sales and marketing	971	884	3,969	3,664
Research and development	430	425	1,613	1,688
General and administrative	1,180	1,075	4,744	4,971
Restructuring costs	259	-	259	-
Depreciation and amortization	133	175	556	887
(Loss) income from Operations	(163)	266	(525)	209
Other expense, net	2	3	21	54
(Loss) income before income taxes	(165)	263	(546)	155
Income tax expense	-	-	7	13
Net (loss) income	$(165)	$263	$(553)	$142
(Loss) income per common share – basic	$(0.03)	$0.06	$(0.12)	$0.03
(Loss) income per common share – diluted	$(0.03)	$0.05	$(0.12)	$0.03
Weighted average shares outstanding – basic	4,796	4,783	4,787	4,780
Weighted average shares outstanding – diluted	4,796	4,810	4,787	4,836

  Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

Amounts in thousands

	December 31, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$3,136	$3,727
Accounts receivable, net of allowance	5,198	5,032
Unbilled services	1,022	646
Other current assets	645	684
Total current assets	10,001	10,089
Property and equipment, net	720	642
Other assets, net	181	181
Total Assets	$10,902	$10,912
Liabilities and Stockholders' Equity
Current liabilities
Accounts payables	$3,712	$3,297
Other current liabilities	1,534	1,666
Total current liabilities	5,246	4,963

Stockholders' equity	5,656	5,949
Total Liabilities and Stockholders' Equity	$10,902	$10,912